Exhibit 99.1

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2013

21ST CENTURY FOX REPORTS FULL YEAR TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION

AND AMORTIZATION OF $6.26 BILLION, A 9% INCREASE OVER THE PRIOR

YEAR RESULTS ON REVENUE OF $27.68 BILLION

FOURTH QUARTER TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.49 BILLION, INCREASED 14% ON REVENUE OF $7.21 BILLION

NEW YORK, NY, August 6, 2013 – Twenty-First Century Fox Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX; ASX: FOXLV, FOX) today reported financial results for the three months and full year ended June 30, 2013.

On June 28, 2013, the Company, formerly known as News Corporation, completed the separation of its businesses into two independent, publicly-traded companies (the “Separation”). The Company has retained the media and entertainment businesses and the new News Corporation (“News Corp”) holds the Company’s former publishing, digital education and Australian media businesses. Following the Separation, the Company does not hold any equity interest in News Corp. As a result of this transaction, News Corp’s historical financial results for periods prior to June 28, 2013 are reflected in the Company’s financial statements as discontinued operations.

Full Year Company Results

The Company reported annual revenues of $27.68 billion, a $2.62 billion, or 10%, increase over prior year revenues of $25.05 billion. Nearly three-quarters of this increase reflects growth at the Cable Network Programming, Filmed Entertainment and Television segments. The balance of the growth primarily relates to the inclusion of Sky Deutschland AG (“Sky Deutschland”) revenues beginning in January 2013.

The Company reported annual total segment operating income before depreciation and amortization (“OIBDA”)(1) of $6.26 billion compared with prior year OIBDA of $5.76 billion. This 9% increase was driven by growth at the Company’s Cable Network Programming and Television segments partially offset by decreases at the Direct Broadcast Satellite Television (“DBS”) segment.

The Company reported annual income from continuing operations attributable to stockholders of $6.82 billion ($2.91 per share), compared with $3.18 billion ($1.27 per share) in the prior year. The full year results included $3.76 billion of income in Other, net, principally related to gains on the acquisition of additional ownership stakes in Sky Deutschland and ESPN Star Sports (now operating as Fox and Star Sports Asia), as well as the sale of the ownership stake in NDS Group Limited (“NDS”). The full year results also included a $306 million gain from the Company’s participation in British Sky Broadcasting’s (“BSkyB”) share repurchase program, which is reflected in Equity earnings of affiliates. These gains were slightly offset by restructuring and impairment charges of $48 million, primarily related to the Company’s digital media business which was sold in February 2013. Excluding the net income effects of these items, along with comparable items in both years, adjusted annual income per share from continuing operations attributable to stockholders(2) was $1.36 compared with the adjusted year-ago result of $1.20.

(1)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from OIBDA to income from continuing operations before income tax expense.

(2)

See page 14 for a reconciliation of reported net income and earnings per share from continuing operations attributable to stockholders to adjusted net income and adjusted earnings per share from continuing operations attributable to stockholders.

Fourth Quarter Company Results

The Company reported quarterly revenues of $7.21 billion, a $977 million, or 16% increase over prior year quarterly revenues of $6.24 billion. Approximately half of this increase reflects growth at the Cable Network Programming and Filmed Entertainment segments with the balance primarily relating to this year’s inclusion of Sky Deutschland revenues.

The Company reported quarterly total segment OIBDA of $1.49 billion compared with prior year quarterly OIBDA of $1.31 billion. This 14% growth was led by 25% growth at the Cable Network Programming segment which was partially offset by lower contributions at the Filmed Entertainment, Television and DBS segments.

The Company reported quarterly income from continuing operations attributable to stockholders of $977 million ($0.42 per share), compared with $596 million ($0.25 per share) in the corresponding period of the prior year. The quarterly results included an $89 million gain from the Company’s participation in BSkyB’s share repurchased program, which is reflected in Equity earnings of affiliates and Other, net income of $81 million, which includes net gains on asset sales and acquisitions. Excluding the net income effects of these items, and the $6 million restructuring and impairment charge, along with comparable items in both years, adjusted quarterly income per share from continuing operations attributable to stockholders was $0.31 compared with the adjusted result from the corresponding period of $0.27.

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“With the Separation complete 21st Century Fox launches as a distinct public company with its own identity, its own strategy and its own growth and capital plan. Although a significant amount of time and effort was spent over the past twelve months on this Separation, we never lost focus on the operation of our businesses. The Company not only delivered strong earnings and revenue growth led by our channels businesses, we also positioned ourselves for future success with strategic investments in our global channels businesses, including the acquisitions of Sports Time Ohio and an ownership stake in the YES Network, as well as the announcement of the impending launches of Fox Sports 1 and FXX. As a result of these advances, 21st Century Fox is poised to deliver continued innovation for our customers as well as sustained growth and long-term value for our stockholders.”

REVIEW OF SEGMENT OPERATING RESULTS

	3 Months Ended		12 Months Ended
	June 30,		June 30,
	2013	2012	2013	2012	2011
	US $ Millions
Revenues

Cable Network Programming	$2,953	$2,540	$10,881	$9,324	$8,212
Television	1,096	1,101	4,860	4,803	4,844
Filmed Entertainment	2,035	1,977	8,642	8,363	7,813
Direct Broadcast Satellite Television	1,379	948	4,439	3,740	3,761
Other, Corporate and Eliminations	(251)	(331)	(1,147)	(1,179)	(398)

Total Revenues	$7,212	$6,235	$27,675	$25,051	$24,232

Segment OIBDA

Cable Network Programming	$1,079	$860	$4,177	$3,549	$3,009
Television	213	235	855	791	770
Filmed Entertainment	117	140	1,308	1,312	1,058
Direct Broadcast Satellite Television	156	168	397	561	546
Other, Corporate and Eliminations	(77)	(98)	(476)	(456)	(563)

Total Segment OIBDA	$1,488	$1,305	$6,261	$5,757	$4,820

CABLE NETWORK PROGRAMMING

Full Year Segment Results

Cable Network Programming reported annual segment OIBDA of $4.18 billion, a $628 million, or 18%, increase over the prior year, driven by a 17% increase in revenues. OIBDA contributions from the domestic channels increased 17%, underpinned by growth at the Regional Sports Networks (“RSNs”), Fox News Channel and FX Networks. OIBDA contributions from the Company’s international cable channels grew 18%, reflecting strong growth at the Fox International Channels (“FIC”) and the STAR general entertainment channels, which was partially offset by STAR’s investment in BCCI cricket rights and a 9% adverse impact from the strengthened U.S. dollar.

Affiliate revenues growth of 12% at the domestic cable channels primarily reflects higher rates across all networks, led by growth at the RSNs, Fox News Channel and FX Networks. Affiliate revenues at the international cable channels increased 35% over the prior year. Over half of the international affiliate revenues increase reflects strong local currency growth at the non-sports channels at FIC and STAR, which was partially offset by a 7% adverse impact from the strengthened U.S. dollar. The balance of the growth was attributable to the international sports channels, including Fox Sports Latin America and Asia, Star Sports Asia and Eredivisie Media & Marketing (“EMM”).

Advertising revenues at the domestic cable channels grew 6% in fiscal 2013 over the prior year, reflecting growth at the FX Networks, National Geographic Networks and RSNs. Approximately three-quarters of the international cable channels’ 20% advertising revenues growth reflects strong local currency growth at the non-sports channels at FIC and STAR which was partially offset by an 8% adverse impact from the strengthened U.S. dollar. The balance of the growth was attributable to the international sports channels, including Fox Sports Latin America and Asia, Star Sports Asia and EMM.

In fiscal 2013, expenses at Cable Network Programming grew 16% over the prior year. Nearly half of this increase was attributable to the new international sports networks at FIC and STAR, including the investment in BCCI cricket rights in India. The balance of the increase was due to higher programming costs related to expanded college football coverage, a full year of UFC rights fees, higher NBA costs at the RSNs due to the shortened season in the prior year, and investments in new programming at the FX and National Geographic Networks, partially offset by lower NHL costs at the RSNs due to this year’s shortened season.

Fourth Quarter Segment Results

Cable Network Programming reported quarterly segment OIBDA of $1.08 billion, a $219 million, or 25%, increase over the corresponding period in the prior year, driven by a 16% increase in revenues. OIBDA contributions from the domestic channels increased 18%, underpinned by growth at the Fox News and National Geographic channels. OIBDA contributions from the Company’s international cable channels grew 47%, reflecting strong growth at FIC, including contributions from Fox Sports Latin America and Asia, and EMM, which was partially offset by a 7% adverse impact from the strengthened U.S. dollar.

Affiliate revenues growth of 9% at the domestic cable channels primarily reflects higher rates across all networks, led by growth at the RSNs, Fox News Channel, FX Networks and National Geographic Channels. Affiliate revenues at the international cable channels increased 41% over the prior year. Over half of the international affiliate revenues increase reflects strong local currency growth at the non-sports channels at FIC and STAR, which was partially offset by a 6% adverse impact from the strengthened U.S. dollar. The balance of the growth was attributable to the international sports channels, including Fox and Star Sports Asia and EMM.

Advertising revenues at the domestic cable channels grew 4% over the corresponding period in the prior year, reflecting growth at the RSNs and FX Networks. Approximately half of the international cable channels’ 20% advertising revenues growth reflects strong local currency growth at the non-sports channels at FIC and STAR, which was partially offset by a 5% adverse impact from the strengthened U.S. dollar. The balance of the growth was attributable to the international sports channels, including Fox and Star Sports Asia and EMM.

Expenses at Cable Network Programming grew 12% over the corresponding period in the prior year. This increase was primarily attributable to the consolidation of the Fox and Star Sports Asia networks and EMM, increased sports programming costs in Latin America and the costs associated with the launch of Fox Sports Japan.

TELEVISION

Full Year Segment Results

Full year segment OIBDA of $855 million increased $64 million, or 8%, versus the prior year. This increase was driven by a doubling of retransmission consent revenues and lower programming expenses at the Fox Broadcast Company. These improvements were partially offset by a 7% decline in national advertising revenues reflecting lower primetime ratings driven by declines at X-Factor and American Idol, which recently finished its twelfth season.

Fourth Quarter Segment Results

Television reported quarterly segment OIBDA of $213 million, as compared with prior year quarterly OIBDA of $235 million. This decline reflects a near doubling of retransmission consent revenues and lower programming expenses at the Fox Broadcast Company, which were more than offset by a 7% decline in national and local advertising revenues primarily driven by lower American Idol ratings.

FILMED ENTERTAINMENT

Full Year Segment Results

Full year segment OIBDA of $1.31 billion was in line with prior year amounts. Annual results were led by the strong worldwide theatrical and home entertainment performance as well as the pay-tv availability of Ice Age: Continental Drift. The current year results also include the successful worldwide theatrical and home entertainment performances of Taken 2, Prometheus and Life of Pi as well as the pay-tv availability of Alvin and the Chipmunks: Chipwrecked and Chronicle. Prior year film results were led by the home entertainment release and pay-tv availability of Rio and X-Men: First Class as well as the theatrical and home entertainment release and pay-tv availability of Rise of the Planet of the Apes.

Fourth Quarter Segment Results

Filmed Entertainment reported quarterly segment OIBDA of $117 million, compared with $140 million in the same period a year ago. The $23 million decline was attributable to lower contributions from the television production studios, as a provision for library content more than offset the revenues related to the delivery of the new season of Arrested Development to Netflix. Quarterly results also included the successful theatrical performance of DreamWorks Animation’s The Croods (which has grossed over $500 million in worldwide box office), the home entertainment performance of Life of Pi, the pay-tv availabilities of Ice Age: Continental Drift and Prometheus, as well as the theatrical pre-release costs for The Wolverine and DreamWorks Animation’s Turbo.

DIRECT BROADCAST SATELLITE TELEVISION

Full Year Segment Results

DBS generated annual segment OIBDA of $397 million, compared with prior year OIBDA of $561 million. The decline was driven by lower contributions from SKY Italia reflecting increased programming expenses, including approximately $150 million of rights costs primarily associated with the broadcast of the Olympics and expanded UEFA Champions League, Europa League and Formula One coverage. This decline was partially offset by the consolidation of Sky Deutschland results, following the Company’s acquisition of an additional 5% ownership stake in this entity in January 2013. Revenues increased $699 million versus a year ago, reflecting the inclusion of Sky Deutschland revenues, which were partially offset by lower revenues from SKY Italia. Local currency revenue at SKY Italia declined slightly from the prior year.

Fourth Quarter Segment Results

DBS generated quarterly segment OIBDA of $156 million, compared with prior year quarterly OIBDA of $168 million. This decline reflects lower contributions from SKY Italia due to higher programming expenses and lower revenues, partially offset by the consolidation of Sky Deutschland results. The increased programming expenses at Sky Italia included approximately $35 million of rights costs primarily associated with Formula One and expanded UEFA Champions and Europa League coverage. Segment revenues increased $431 million versus the same period a year ago, reflecting the inclusion of Sky Deutschland revenues. Sky Deutschland grew net subscribers by 48,000 during the quarter, bringing total direct subscribers to 3.45 million. Quarterly local currency revenue at SKY Italia declined slightly from the corresponding period of the prior year, reflecting lower subscription, activation and advertising revenues. SKY Italia experienced a net reduction of 27,000 subscribers during the quarter, bringing total subscribers to 4.76 million.

REVIEW OF EQUITY EARNINGS (LOSSES) OF AFFILIATES’ RESULTS

The Company’s share of equity earnings (losses) of affiliates is as follows:

			3 Months Ended		12 Months Ended
			June 30,		June 30,
	% Owned		2013	2012	2013	2012	2011
	US $ Millions
BSkyB	39	%(1)	$235	$249	$902	$826	$498
Other affiliates	Various	(2)	(12)	9	(247)	(190)	(146)

Total equity earnings of affiliates			$223	$258	$655	$636	$352

(1)	Please refer to BSkyB’s earnings releases for detailed information.

(2)	Primarily comprised of Sky Deutschland (prior to its consolidation as of January 2013),Hulu and STAR equity affiliates, as well as NDS in the prior year.

Full Year Results

Annual earnings from affiliates were $655 million as compared with $636 million in the same period a year ago. The increased contributions from affiliates are primarily due to improved results from BSkyB, including the Company’s pre-tax gain related to its participation in BSkyB’s share repurchase which increased from a $270 million gain in the prior year to $306 million in the current year, and the absence of a full year of Sky Deutschland operating losses resulting from its consolidation in January 2013. This increase was partially offset by increased losses from Hulu, including one-time costs resulting from Hulu’s purchase of Providence Equity Partners’ ownership stake and the absence of contributions from NDS.

Fourth Quarter Results

Quarterly earnings from affiliates were $223 million as compared with $258 million in the same period a year ago. The decreased contributions from affiliates are primarily due to lower contributions from BSkyB, as improved results were more than offset by a decrease in the Company’s pre-tax gain related to its participation in BSkyB’s share repurchase which declined from a $115 million gain in the corresponding period of the prior year to $89 million in the current quarter. This decrease was partially offset by the absence of Sky Deutschland operating losses resulting from its consolidation as of January 2013.

OTHER ITEMS

Share repurchases

On May 9, 2012, the Company announced that its Board of Directors approved an increase to the previously authorized stock repurchase program from $5 billion to $10 billion. Through August 5, 2013, the Company has purchased more than $6.9 billion of Class A common stock under the program, at an average price of $19.82 per share. As a result of the stock repurchase program, diluted weighted Class A common stock outstanding of approximately 2,321 million in this year’s quarter declined 4% from approximately 2,420 million in the same period a year ago.

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the full year and fourth quarter results can be heard live on the Internet at 4:30 p.m. Eastern Daylight Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Joe Dorrego, Investor Relations 212-852-7856	310-369-0773 Dan Berger, Press Inquiries 310-369-1274 Nathaniel Brown, Press Inquiries 212-852-7746

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended		12 Months Ended
	June 30,		June 30,
	2013	2012	2013	2012	2011
	US $ Millions (except share related amounts)
Revenues	$7,212	$6,235	$27,675	$25,051	$24,232

Operating expenses	(4,705)	(3,960)	(17,496)	(15,663)	(15,745)
Selling, general and administrative expenses	(1,041)	(989)	(4,007)	(3,719)	(3,759)
Depreciation and amortization	(228)	(188)	(797)	(711)	(777)
Impairment and restructuring charges	(6)	(208)	(48)	(242)	(288)
Equity earnings of affiliates	223	258	655	636	352
Interest expense, net	(261)	(261)	(1,063)	(1,032)	(962)
Interest income	18	27	57	77	75
Other, net	81	42	3,760	66	(30)

Income from continuing operations before income tax expense	1,293	956	8,736	4,463	3,098
Income tax expense	(253)	(327)	(1,690)	(1,094)	(673)

Income from continuing operations	1,040	629	7,046	3,369	2,425
(Loss) Income on discontinued operations, net of tax	(1,348)	(2,149)	277	(1,997)	443

Net income	(308)	(1,520)	7,323	1,372	2,868
Less: Net income attributable to noncontrolling interests	(63)	(33)	(226)	(193)	(129)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$(371)	$(1,553)	$7,097	$1,179	$2,739

Weighted average shares:	2,321	2,420	2,341	2,504	2,633

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.42	$0.25	$2.91	$1.27	$0.87

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$(0.16)	$(0.64)	$3.03	$0.47	$1.04

CONSOLIDATED BALANCE SHEETS

	June 30,
	2013	2012
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$6,659	$9,626
Receivables, net	5,459	6,608
Inventories, net	2,784	2,595
Other	665	619

Total current assets	15,567	19,448

Non-current assets:
Receivables	437	387
Investments	3,704	4,968
Inventories, net	5,371	4,596
Property, plant and equipment, net	2,829	5,814
Intangible assets, net	5,064	7,133
Goodwill	17,255	13,174
Other non-current assets	717	1,143

Total assets	$50,944	$56,663

Liabilities and Equity:
Current liabilities:
Borrowings	$137	$273
Accounts payable, accrued expenses and other current liabilities	4,434	5,405
Participations, residuals and royalties payable	1,663	1,691
Program rights payable	1,524	1,368
Deferred revenue	677	880

Total current liabilities	8,435	9,617

Non-current liabilities:
Borrowings	16,321	15,182
Other liabilities	3,264	3,650
Deferred income taxes	2,280	2,388
Redeemable noncontrolling interests	519	641
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	15	15
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	15,840	16,140
Retained earnings and accumulated other comprehensive income	1,135	8,521

Total Twenty-First Century Fox, Inc. stockholders’ equity	16,998	24,684
Noncontrolling interests	3,127	501

Total equity	20,125	25,185

Total liabilities and equity	$50,944	$56,663

CONSOLIDATED STATEMENTS OF CASH FLOWS

	12 Months Ended June 30,
	2013	2012
	US $ Millions
Operating activities:
Net Income	$7,323	$1,372
(Loss) Income on discontinued operations, net of tax	(277)	1,997

Income from continuing operations	7,046	3,369
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	797	711
Amortization of cable distribution investments	89	88
Equity earnings of affiliates	(655)	(636)
Cash distributions received from affiliates	324	281
Impairment charges, net of tax	35	201
Other, net	(3,760)	(66)
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(127)	(734)
Inventories, net	(1,035)	(393)
Accounts payable and other liabilities	288	13

Net cash provided by operating activities from continuing operations	3,002	2,834

Investing activities:
Property, plant and equipment, net of acquisitions	(622)	(564)
Acquisitions, net of cash acquired	(606)	(450)
Investments in equity affiliates	(502)	25
Other investments	(152)	(181)
Proceeds from dispositions	1,968	404

Net cash provided by / (used in) investing activities from continuing operations	86	(766)

Financing activities:
Borrowings	1,277	—
Repayment of borrowings	(754)	(35)
Issuance of shares	203	167
Repurchase of shares	(2,026)	(4,589)
Dividends paid	(613)	(580)
Purchase of subsidiary shares from noncontrolling interests	(163)	(65)
Sale of subsidiary shares to noncontrolling interests	93	—
Distribution to News Corporation	(2,588)	—

Net cash (used in) financing activities from continuing operations	(4,571)	(5,102)

Net (Decrease) / Increase in cash and cash equivalents from discontinued operations	(1,431)	288

Net (decrease) increase in cash and cash equivalents	(2,914)	(2,746)
Cash and cash equivalents, beginning of period	9,626	12,680
Exchange movement on opening cash balance	(53)	(308)

Cash and cash equivalents, end of period	$6,659	$9,626

SEGMENT INFORMATION

	3 Months Ended		12 Months Ended
	June 30,		June 30,
	2013	2012	2013	2012	2011
	US $ Millions
Revenues

Cable Network Programming	$2,953	$2,540	$10,881	$9,324	$8,212
Television	1,096	1,101	4,860	4,803	4,844
Filmed Entertainment	2,035	1,977	8,642	8,363	7,813
Direct Broadcast Satellite Television	1,379	948	4,439	3,740	3,761
Other, Corporate and Eliminations	(251)	(331)	(1,147)	(1,179)	(398)

Total Revenues	$7,212	$6,235	$27,675	$25,051	$24,232

Segment OIBDA

Cable Network Programming	$1,079	$860	$4,177	$3,549	$3,009
Television	213	235	855	791	770
Filmed Entertainment	117	140	1,308	1,312	1,058
Direct Broadcast Satellite Television	156	168	397	561	546
Other, Corporate and Eliminations	(77)	(98)	(476)	(456)	(563)

Total Segment OIBDA	$1,488	$1,305	$6,261	$5,757	$4,820

Depreciation and Amortization

Cable Network Programming	$57	$49	$197	$166	$156
Television	27	22	93	85	89
Filmed Entertainment	34	33	132	129	110
Direct Broadcast Satellite Television	106	79	355	307	314
Other, Corporate and Eliminations	4	5	20	24	108

Total Depreciation and Amortization*	$228	$188	$797	$711	$777

*

The three months ended June 30, 2013 and 2012 include the amortization of definite lived intangible assets of $57 million and $37 million, respectively, principally comprised of purchase price amortization related to acquisitions.

The twelve months ended June 30, 2013, 2012 and 2011 include the amortization of definite lived intangible assets of $183 million, $126 million and $110 million, respectively, principally comprised of purchase price amortization related to acquisitions.

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment and restructuring charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Total segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Impairment and restructuring charges, discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following tables reconcile revenues to segment OIBDA and from OIBDA to Income from continuing operations before income tax expense:

	3 Months Ended		12 Months Ended
	June 30,		June 30,
	2013	2012	2013	2012	2011
	US $ Millions
Revenues	$7,212	$6,235	$27,675	$25,051	$24,232
Operating expenses	(4,705)	(3,960)	(17,496)	(15,663)	(15,745)
Selling, general and administrative expenses	(1,041)	(989)	(4,007)	(3,719)	(3,759)
Add: Amortization of cable distribution investments	22	19	89	88	92

Total Segment OIBDA	$1,488	$1,305	$6,261	$5,757	$4,820
Amortization of cable distribution investments	(22)	(19)	(89)	(88)	(92)
Depreciation and amortization	(228)	(188)	(797)	(711)	(777)
Restructuring and impairment charges	(6)	(208)	(48)	(242)	(288)
Equity earnings of affiliates	223	258	655	636	352
Interest expense, net	(261)	(261)	(1,063)	(1,032)	(962)
Interest income	18	27	57	77	75
Other, net	81	42	3,760	66	(30)

Income from continuing operations before income tax expense	$1,293	$956	$8,736	$4,463	$3,098

	For the Three Months Ended June 30, 2013
	(US $ Millions)
		Operating and	Add: Amortization
		Selling, general	of cable
		and administrative	distribution
	Revenues	expenses	investments	Segment OIBDA
Cable Network Programming	$2,953	$(1,896)	$22	$1,079
Television	1,096	(883)	—	213
Filmed Entertainment	2,035	(1,918)	—	117
Direct Broadcast Satellite Television	1,379	(1,223)	—	156
Other, Corporate and Eliminations	(251)	174	—	(77)

Consolidated Total	$7,212	$(5,746)	$22	$1,488

	For the Three Months Ended June 30, 2012
	(US $ Millions)
		Operating and	Add: Amortization
		Selling, general	of cable
		and administrative	distribution
	Revenues	expenses	investments	Segment OIBDA
Cable Network Programming	$2,540	$(1,699)	$19	$860
Television	1,101	(866)	—	235
Filmed Entertainment	1,977	(1,837)	—	140
Direct Broadcast Satellite Television	948	(780)	—	168
Other, Corporate and Eliminations	(331)	233	—	(98)

Consolidated Total	$6,235	$(4,949)	$19	$1,305

	For the Twelve Months Ended June 30, 2013
	(US $ Millions)
		Operating and	Add: Amortization
		Selling, general	of cable
		and administrative	distribution
	Revenues	expenses	investments	Segment OIBDA
Cable Network Programming	$10,881	$(6,793)	$89	$4,177
Television	4,860	(4,005)	—	855
Filmed Entertainment	8,642	(7,334)	—	1,308
Direct Broadcast Satellite Television	4,439	(4,042)	—	397
Other, Corporate and Eliminations	(1,147)	671	—	(476)

Consolidated Total	$27,675	$(21,503)	$89	$6,261

	For the Twelve Months Ended June 30, 2012
	(US $ Millions)
		Operating and	Add: Amortization
		Selling, general	of cable
		and administrative	distribution
	Revenues	expenses	investments	Segment OIBDA
Cable Network Programming	$9,324	$(5,863)	$88	$3,549
Television	4,803	(4,012)	—	791
Filmed Entertainment	8,363	(7,051)	—	1,312
Direct Broadcast Satellite Television	3,740	(3,179)	—	561
Other, Corporate and Eliminations	(1,179)	723	—	(456)

Consolidated Total	$25,051	$(19,382)	$88	$5,757

	For the Twelve Months Ended June 30, 2011
	(US $ Millions)
		Operating and	Add: Amortization
		Selling, general	of cable
		and administrative	distribution
	Revenues	expenses	investments	Segment OIBDA
Cable Network Programming	$8,212	$(5,295)	$92	$3,009
Television	4,844	(4,074)	—	770
Filmed Entertainment	7,813	(6,755)	—	1,058
Direct Broadcast Satellite Television	3,761	(3,215)	—	546
Other, Corporate and Eliminations	(398)	(165)	—	(563)

Consolidated Total	$24,232	$(19,504)	$92	$4,820

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of net income and earnings per share from continuing operations excluding Impairment and restructuring charges, Equity affiliate adjustments and “Other, net”, net of tax (“adjusted net income and adjusted diluted earnings per share from continuing operations”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted net income and adjusted diluted earnings per share from continuing operations are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and earnings per share as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted net income and adjusted diluted earnings per share from continuing operations to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following tables reconcile reported net income and reported diluted earnings per share (“EPS”) from continuing operations to adjusted net income and adjusted diluted earnings per share from continuing operations for the three and twelve months ended June 30, 2013, and 2012, as well as the twelve months ended June 30, 2011.

	3 Months Ended June 30,
	2013		2012
	Net		Net
	income	EPS	income	EPS
	(in US$ millions, except per share data)
Income from continuing operations	$1,040		$629

Less: Net income attributable to noncontrolling interests	(63)		(33)

Income from continuing operations attributable to stockholders	$977	$0.42	$596	$0.25

Impairment and restructuring charges (net of provision for income taxes of $2 and $3 for the three months ended June 30, 2013 and 2012, respectively)	4	—	205	0.08

Equity affiliate adjustments (net of provision for income taxes of $53 and $40 for the three months ended June 30, 2013 and 2012, respectively)(a)	(36)	(0.02)	(75)	(0.03)

Other, net (net of provision for income taxes of $138 and $40 for the three months ended June 30, 2013 and 2012, respectively)	(219)	(0.09)	(82)	(0.03)

As adjusted	$726	$0.31	$644	$0.27

(a)	Equity earnings of affiliates three months ended June 30, 2013 and June 30, 2012 were adjusted to exclude from BSkyB results 21st Century Fox’s gain on the BSkyB repurchase program.

	12 Months Ended June 30,
	2013		2012		2011
	Net		Net		Net
	income	EPS	income	EPS	income	EPS
	(in US$ millions, except per share data)
Income from continuing operations	$7,046		$3,369		$2,425

Less: Net income attributable to noncontrolling interest	(226)		(193)		(129)

Income from continuing operations attributable to stockholders	$6,820	$2.91	$3,176	$1.27	$2,296	$0.87

Impairment and restructuring charges (net of provision for income taxes of $5, $15 and $42 for the twelve months ended June 30, 2013, 2012 and 2011, respectively)	43	0.02	227	0.09	246	0.09

Equity affiliate adjustments (net of provision for income taxes of $85, $101 and $46 for the twelve months ended June 30, 2013, 2012 and 2011, respectively)(a)	(164)	(0.07)	(187)	(0.07)	(87)	(0.03)

Other, net (net of provision for income taxes of $242, $140 and $137 for the twelve months ended June 30, 2013, 2012 and 2011, respectively)	(3,518)	(1.50)	(206)	(0.08)	(107)	(0.04)

Rounding				(0.01)

As adjusted	$3,181	$1.36	$3,010	$1.20	$2,348	$0.89

(a)

Equity earnings of affiliates for the twelve months ended June 30, 2013 and June 30, 2012 was adjusted to exclude from BSkyB’s results 21st Century Fox’s gain on the BSkyB repurchase program. The twelve months ended June 30, 2013 were also adjusted to exclude from Hulu results one-time costs resulting from its purchase of the Providence Equity Partners’ ownership stake. The twelve months ended June 30, 2012 were adjusted to exclude from BSkyB’s results the gain recognized on the fee paid by 21st Century Fox related to its withdrawal of its acquisition bid in July. Equity earnings of affiliates for the twelve months ended 2011 was adjusted to exclude from NDS’ results its gain on the sale of its Open Bet business and the write-off of deferred financing costs from its debt restructuring, and from BSkyB results the gain recognized on the sale of its Easynet asset.

NOTE 3 – FISCAL 2013 RESULTS BY QUARTER

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended
	September 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
	US $ Millions (except share related amounts)
Revenues	$6,003	$7,107	$7,353	$7,212

Operating expenses	(3,515)	(4,518)	(4,758)	(4,705)
Selling, general and administrative expenses	(920)	(998)	(1,048)	(1,041)
Depreciation and amortization	(174)	(181)	(214)	(228)
Impairment and restructuring charges	(38)	(2)	(2)	(6)
Equity earnings of affiliates	129	171	132	223
Interest expense, net	(261)	(264)	(277)	(261)
Interest income	15	16	8	18
Other, net	1,372	196	2,111	81

Income from continuing operations before income tax expense	2,611	1,527	3,305	1,293
Income tax expense	(304)	(405)	(728)	(253)

Income from continuing operations	2,307	1,122	2,577	1,040
(Loss) Income on discontinued operations, net of tax	(20)	1,324	321	(1,348)

Net income	2,287	2,446	2,898	(308)
Less: Net income attributable to noncontrolling interests	(54)	(65)	(44)	(63)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$2,233	$2,381	$2,854	$(371)

Weighted average shares:	2,370	2,346	2,330	2,321

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.95	$0.45	$1.09	$0.42

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.94	$1.01	$1.22	$(0.16)

SEGMENT INFORMATION

	3 Months Ended
	September 30,	December 31,	March 31,	June 30,
	2012	2012	2013	2013
	US $ Millions
Revenues

Cable Network Programming	$2,503	$2,598	$2,827	$2,953
Television	972	1,543	1,249	1,096
Filmed Entertainment	1,937	2,324	2,346	2,035
Direct Broadcast Satellite Television	828	912	1,320	1,379
Other, Corporate and Eliminations	(237)	(270)	(389)	(251)

Total Revenues	$6,003	$7,107	$7,353	$7,212

Segment OIBDA

Cable Network Programming	$1,015	$1,014	$1,069	$1,079
Television	178	245	219	213
Filmed Entertainment	433	424	334	117
Direct Broadcast Satellite Television	95	55	91	156
Other, Corporate and Eliminations	(132)	(124)	(143)	(77)

Total Segment OIBDA	$1,589	$1,614	$1,570	$1,488

Depreciation and Amortization

Cable Network Programming	$41	$46	$53	$57
Television	22	21	23	27
Filmed Entertainment	33	33	32	34
Direct Broadcast Satellite Television	72	75	102	106
Other, Corporate and Eliminations	6	6	4	4

Total Depreciation and Amortization *	$174	$181	$214	$228

Amortization of cable distribution investments	$21	$23	$23	$22

*

The three months ended September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013 include the amortization of definite lived intangible assets of $35 million, $38 million, $52 million and $57 million, respectively, principally comprised of purchase price amortization related to acquisitions.

ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS BY QUARTER

	3 Months Ended
	September 30, 2012		December 31, 2012
	Net		Net
	income	EPS	income	EPS
	(in US$ millions, except per share data)
Net income from continuing operations	$2,307		$1,122

Less: Net income attributable to noncontrolling interests	(54)		(65)

Net income from continuing operations attributable to stockholders	$2,253	$0.95	$1,057	$0.45

Impairment and restructuring charges (net of provision for income taxes of $1 and $1 for the three months ended September 30 and December 31 2012, respectively)	37	0.02	1	—

Equity affiliate adjustments (net of provision for income taxes of $25 and $5 for the three months ended September 30 and December 31 2012, respectively)(a)	(50)	(0.02)	(69)	(0.03)

Other, net (net of provision for income taxes of $28 and $26 for the three months ended September 30 and December 31 2012, respectively)	(1,344)	(0.57)	(170)	(0.07)

As adjusted	$896	$0.38	$819	$0.35

(a)

Equity earnings of affiliates for the three months ended September 30 and December 31, 2012 was adjusted to exclude from BSkyB results 21st Century Fox’s gain on the BSkyB repurchase program. The three months ended December 31, 2012 were also adjusted to exclude from Hulu results one-time costs resulting from its purchase of the Providence Equity Partners’ ownership stake.

	3 Months Ended
	March 31, 2013		June 30, 2013
	Net		Net
	income	EPS	income	EPS
	(in US$ millions, except per share data)
Net income from continuing operations	$2,577		$1,040

Less: Net income attributable to noncontrolling interests	(44)		(63)

Net income from continuing operations attributable to stockholders	$2,533	$1.09	$977	$0.42

Impairment and restructuring charges (net of provision for income taxes of $1 and $2 for the three months ended March 31 and June 30, 2013, respectively)	1	—	4	—

Equity affiliate adjustments (net of provision for income taxes of $3 and $53 for the three months ended March 31 and June 30, 2013, respectively)(a)	(8)	—	(36)	(0.02)

Other, net (net of provision for income taxes of $325 and $138 for the three months ended March 31 and June 30, 2013, respectively)	(1,786)	(0.77)	(219)	(0.09)

As adjusted	$740	$0.32	$726	$0.31

(a)	Equity earnings of affiliates for the three months ended March 31 and June 30, 2013 was adjusted to exclude from BSkyB results 21st Century Fox’s gain on the BSkyB repurchase program.